AMENDMENT NUMBER TWO TO
                           LOAN AND SECURITY AGREEMENT


                  THIS AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT (this "Amendment"), is entered into as of December 18, 1998, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and DISCOVERY ZONE, INC., a Delaware corporation ("Borrower"), with its chief executive office located at 565 Taxter Road, Fifth Floor, Elmsford, New York 10523.

                  This Amendment is entered into with reference to the following facts:

                  A. Foothill and Borrower heretofore entered into that certain Loan and Security Agreement, dated as of March 31, 1998, as amended by that certain Amendment Number One to Loan and Security Agreement, dated as of July 17, 1998 (herein the "Agreement");

                  B. Borrower has requested that the Agreement be amended to increase the Maximum Amount from $10,000,000 to $12,500,000 through March 15, 1999, and to $12,000,000 thereafter, and to revise the Borrowing Base calculation;

                  C. Foothill is willing to so amend the Agreement in accordance with the terms and conditions hereof;

                  D. Borrower has advised Foothill that Borrower intends to sell the Fort Bend County Real Property and has requested Foothill's consent to such sale; and

                  E. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Agreement, as amended hereby.

                  NOW THEREFORE, in consideration of the above recitals and the mutual promises contained herein, Foothill and Borrower hereby agree as follows:

                  1. Amendments to the Agreement.

                           a. Section 1.1 of the Agreement hereby is amended by
adding or modifying, as the case may be, the following definitions:

                           "Add-Back Credit" means the Top 50 Store Add-Back Credit plus the Second 50 Store Add-Back Credit.

                           "Adjusted Aggregate Second 50 Store Contribution" means, (a) as of any date of determination occurring in each of the first 24 months following the Closing Date, Aggregate Second 50 Store Contribution for the relevant trailing 12 month period, plus, the

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         Second 50 Store Add-Back Credit, and (b) as of any date of determination occurring after the first 24 months following the Closing Date, Aggregate Second 50 Store Contribution for the relevant trailing 12 month period.

                           "Adjusted Aggregate Top 50 Store Contribution" means,
         (a) as of any date of determination occurring in each of the first 24 months following the Closing Date, Aggregate Top 50 Store Contribution for the relevant trailing 12 month period, plus, the Top 50 Store Add-Back Credit, and (b) as of any date of determination occurring after the first 24 months following the Closing Date, Aggregate Top 50 Store Contribution for the relevant trailing 12 month period.

                           "Adjusted EBITDA" means, with respect to each fiscal month of Borrower, Borrower's EBITDA for such fiscal month, plus the sum of Borrower's Excess EBITDA for each of the 2 immediately preceding fiscal months.

                           "Adjusted Store EBITDA" means, with respect to each fiscal month of Borrower, Borrower's Store EBITDA for such fiscal month, plus the sum of Borrower's Excess Store EBITDA for each of the 2 immediately preceding fiscal months.

                           "Adjusted Value" means, with respect to any parcel of Real Property: (a) until such time as Foothill shall have received, in each case, with respect to such parcel of Real Property (i) a Mortgage,
         (ii) a Mortgage Policy assuring Foothill that the Mortgage with respect thereto is a valid and enforceable first priority mortgage Lien thereon free and clear of all defects and encumbrances except Permitted Liens, and (iii) an opinion of Borrower's counsel in form and substance satisfactory to Foothill, $0.00; and (b) thereafter, the appraised value of such parcel of Real Property, as reasonably determined by Foothill.

                           "Aggregate Second 50 Store Contribution" means, as of any date of determination, the sum of the individual Store Contribution of each of Borrower's Second 50 Stores.

                           "Aggregate Store Contribution" means the sum of (a) the Aggregate Top 50 Store Contribution, plus (b) the Aggregate Second 50 Store Contribution.

                           "Aggregate Top 50 Store Contribution" means, as of any date of determination, the sum of the individual Store Contribution of each of Borrower's Top 50 Stores.

                           "Borrower Collateral" means all of Borrower's interests in each of the following:

                           (a) the Accounts,


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                           (b) Borrower's Books,

                           (c) the Equipment,

                           (d) the General Intangibles,

                           (e) the Inventory,

                           (f) the Negotiable Collateral,

                           (g) the Real Property Collateral,

                           (h) any month, or other assets of Borrower that now or hereafter come into the possession, custody, or control of Foothill, and

                           (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Borrower Collateral, and any an all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, real property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof; provided, however, that anything in the foregoing to the contrary notwithstanding, the Borrower Collateral shall not include the Escrowed Interest Account or the McDonald's Collateral.

                           "Borrower Personal Property Collateral" means all Borrower Collateral other than the Real Property Collateral.

                           "Borrower's Second 50 Stores" means, as of any date of determination, Borrower's 50 store locations (calculated to include any store that would have been included but for the commencement of renovations) which are ranked 51 through 100 on the basis of highest levels of Store Contribution on a per-store basis, as compared to Borrower's other store locations, computed on a trailing 12 month basis.

                           "Borrower's Top 50 Stores" means, as of any date of determination, Borrower's 50 store locations (calculated to include any store that would have been included but for the commencement of renovations) reporting highest levels of Store Contribution on a per-store basis, as compared to Borrower's other store locations, computed on a trailing 12 month basis.

                           "Dallas County Real Property" means that certain tract of land owned by Borrower in the City of Dallas, Dallas County, Texas, a part of the Robert Wilburn Survey, Abstract No. 1580, and being all of Lot 2B, Block 2/8708, Prestonwood Towers, an addition

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         to the City of Dallas according to the replat of Lot 2, Block 2/8708 of
         Prestonwood Towers recorded in Volume 92208, Page 3668, Dallas County Map Records.

                           "EBITDA" means, with respect to any fiscal period of a Person, determined on a consolidated basis, such Persons' net income (or net loss) during such fiscal period (exclusive of extraordinary or non-recurring items), plus (except to the extent attributable to extraordinary or non-recurring items) the amount of interest, taxes, depreciation, amortization, and non-cash rent adjustments deducted in arriving at such net income (or net loss), in each case determined in accordance with GAAP.

                           "Excess EBITDA" means, (a) with respect to each fiscal period of Borrower set forth in Section 7.19(c), the amount by which Borrower's EBITDA for such fiscal period exceeds the Minimum Adjusted EBITDA for such fiscal period (including any negative amount, in the event that Borrower's EBITDA for such fiscal period is less than the Minimum Adjusted EBITDA for such fiscal period), and (b) with respect to each fiscal period of Borrower not set forth in Section 7.19(c), $0.

                           "Excess Store EBITDA" means, (a) with respect to each fiscal period of Borrower set forth in Section 7.19(b), the amount by which Borrower's Store EBITDA for such fiscal period exceeds the Minimum Adjusted Store EBITDA for such fiscal period (including any negative amount, in the event that Borrower's Store EBITDA for such fiscal period is less than the Minimum Adjusted Store EBITDA for such fiscal period), and (b) with respect to each fiscal period of Borrower not set forth in Section 7.19(b), $0.

                           "Foothill Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Foothill; fees or charges paid or incurred by Foothill in connection with Foothill's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's

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         relationship with Borrower or any guarantor; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations) defending, or concerning the Loan Documents, irrespective of whether suit is brought.

                           "Fort Bend County Real Property" means that certain parcel of Real Property owned by Borrower consisting of Reserve "G" of Creekside at Town Center, a subdivision in Fort Bend County, Texas, according to the map or plat thereof recorded under Slide Number 1281/B of the Plat Records of Fort Bend County, Texas.

                           "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                           "Loan Documents" means this Agreement, the Letters of Credit, the Stock Pledge Agreement, the Trademark Security Agreement, the Guaranty, the Guarantor Security Agreement, the Intercreditor Agreement, the Disbursement Letter, the Concentration Account Agreements, the Collateralized Notes Intercreditor Agreement, the Mortgages, any note or notes executed by Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

                           "Maximum Revolving Amount" means, (a) prior to the Second Amendment Date, $10,000,000, (b) from the Second Amendment Date through March 15, 1999, $12,500,000, and (c) thereafter, $12,000,000.

                           "Minimum Adjusted EBITDA" means, for any fiscal period of Borrower, the amount set forth in Section 7.19(c) in the column labeled "Minimum Adjusted EBITDA" for such fiscal period.

                           "Minimum Adjusted Store EBITDA" means, for any fiscal period of Borrower, the amount set forth in Section 7.l.(b) in the column labeled "Minimum Adjusted Store EBITDA" for such fiscal period.


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                           "Mortgage Policy" means, with respect to any parcel
         of Real Property, a mortgagee title insurance policy (or marked commitment to issue the same) in form and substance satisfactory to Foothill for such parcel of Real Property issued by a title insurance company satisfactory to Foothill.

                           "Mortgages" means on more mortgages, deeds of trust, or deeds to secure debt, executed by Borrower in favor of Foothill, the form and substance of which shall be satisfactory to Foothill, that encumber the Real Property Collateral and the related improvements thereto.

                           "Permitted Liens" means:

                           (a) Liens held by Foothill;

                           (b) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) are the subject of Permitted Protests;

                           (c) Liens to secure Indebtedness of Borrower incurred under the Subordinated Creditor Indenture, the Collateralized Notes Indenture, and the McDonald's Senior Liens;

                           (d) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of any Obligor and not in connection with the borrowing of money, and which Liens either, (i) are for sums not year delinquent, or (ii) are the subject of Permitted Protests;

                           (e) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to see the performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (f) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of any Obligor and not in connection with the borrowing of money;

                           (g) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of any Obligor;

                           (h) Liens of or resulting from any judgement or award against any Obligor that reasonably could not be expected to result in a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect

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         of which such Obligor is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured;

                           (i) Liens with respect to the Real Property
         Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Foothill;

                           (j) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of such Real Property not interfering in any material respect with the ordinary conduct of the business of any Obligor, or impair the use or operation of the Collateral by any Obligor, or impair the value of Foothill's Lien thereon or therein;

                           (k) any interest or title of a lessor under any Capital Lease Obligation permitted to be incurred under this Agreement pursuant to clause (a) of the definition of "Permitted Indebtedness" provided that such Liens do not extend to any property or assets which are not leased property subject to such Capital Lease Obligation;

                           (l) Purchase Money Liens of any Obligor acquired in the ordinary course of business; provided, however, that (i) the related Purchase Money Obligation shall not exceed the cost of such property or assets and shall not be secured by any property or assets of Borrower or any Subsidiary of Borrower other than the property and assets so acquired and (ii) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

                           (m) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of any Obligor, including rights of offset and set-off;

                           (n) Liens securing Interest Swap Obligations, which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Agreement;

                           (o) Liens in favor of Borrower or any Subsidiary of Borrower on assets of any other Subsidiary of Borrower; and

                           (p) Acquisition Liens.

                           "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

                           "Projections" means, with respect to any fiscal period of Borrower, Borrower's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, in each case, for such fiscal period, and prepared on a consistent basis with

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         Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                           "Real Property" means any estates or interest in real property now owned or hereafter acquired by Borrower.

                           "Real Property Collateral" means the parcel or parcels of Real Property and the related improvements thereto identified on Schedule R-1, and any Real Property hereafter acquired by Borrower.

                           "Second Amendment Date" means December 18, 1998.

                           "Second 50 Store Add-Back Credit" means, as of any date of determination, an amount equal to (a) $10,000 multiplied by (b) the number of store renovations commenced among Borrower's Second 50 Stores during the 15 month period preceding such date of determination.

                           "Store EBITDA" means, with respect to any fiscal period of Borrower, Borrower's EBITDA for such fiscal period, plus (except to the extent attributable to extraordinary or non-recurring items) the amount of selling, general, and administrative expenses deducted in arriving at Borrower's EBITDA for such fiscal period, in each case determined in accordance with GAAP.

                           "Top 50 Store Add-Back Credit" means, as of any date of determination, an amount equal to (a) $10,000 multiplied by (b) the number of store renovations commenced among Borrower's Top 50 Stores during the 15 month period preceding such date of determination.

                           b. Section 2.1(a) and (b) of the Loan Agreement are
hereby amended and restated in their entirety to read as follows:

                           (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Revolving Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less (A) the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                                    (v) the lesser of (1) $1,200,000, and (2)
                  75% of the Adjusted Value of the Dallas County Real Property; plus

                                    (w) the lesser of (1) $600,000, and (2) 75%
                  of the Adjusted Value of the Fort Bend County Real Property; plus


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                                    (x) 150% of the Adjusted Aggregate Top 50
                  Store Contribution, plus

                                    (y) 120% of the Adjusted Aggregate Second 50
                  Store Contribution, minus

                                    (z) the aggregate amount of reserves, if
                  any, established and maintained by Foothill from time to time pursuant to the Loan Documents, including such reserves established under Sections 2.1(b), 2.1(e), 6.15, 8.8 or 10 or under the definition of Permitted Protest.

                           (b) Anything to the contrary in Section 2.1(a) above notwithstanding, Foothill may create reserves against or reduce its advance rate based upon the appraised value of the Dallas County Real Property, the appraised value of the Fort Bend County Real Property, Adjusted Aggregate Top 50 Store Contribution or Adjusted Aggregate Second 50 Store Contribution if it determines in good faith that there has occurred a Material Adverse Change.

                           c. Section 4.1 of the Loan Agreement is hereby
amended and restated in its entirety to read as follows:

                           4.1 Grant of Security Interest. Borrower hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Borrower Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in all of the Collateral shall attach to all of the Collateral without further act on the part of Foothill or any Obligor. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, no Obligor has any authority, express or implied, to dispose of any item or portion of the Collateral.

                           d. Section 6.2 of the Loan Agreement hereby is
amended and restated in its entirety to read as follows:

                           6.2. Collateral Reporting. Provide Foothill with the following documents at the following times in form satisfactory to
         Foothill:

                           (a) a detailed calculation of the Aggregate Top 50 Store Contribution, the Aggregate Second 50 Store Contribution, the Aggregate Store Contribution, and a detailed report of the Store Contribution of each of Borrower's individual stores measured on a trailing 12-month basis as of the last day of each fiscal month, by no later than (i) with respect to any fiscal month ending on a date that is the last day of any fiscal year, the date

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         that is 60 days after the last day of such fiscal month, and (ii) with respect to any other fiscal month, the date that is 30 days after the last day of such fiscal month.

                           (b) concurrent with the reporting delivered pursuant to clause (a) above during the first 24 months following the Closing Date, a detailed calculation of the Top 50 Store Add-Back Credit, the Second 50 Store Add-Back Credit, the Add-Back Credit, and a report detailing each store renovation completed during the last 15 month period;

                           (c) concurrent with the reporting delivered pursuant to clause (a) above during the first 24 months following the Closing Date, a certificate representing Borrower's good faith, reasonable estimate (based upon the advice of its professional advisors) of the Disputed Amount; and

                           (d) such other reports as to the Collateral or the financial condition of each Obligor as Foothill may reasonably request from time to time.

                           e. Section 6.10 of the Loan Agreement hereby is
amended and restated in its entirety to read as follows:

                           6.10 Insurance.

                           (a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to each Obligor's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                           (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the improvements to and fixtures located on the Real Property Collateral for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Foothill may require, but in any event in amounts sufficient to prevent Borrower from becoming a co- insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in such amounts, as are ordinarily insurance against by other owners in similar businesses, (iii) business rental insurance covering annual receipts from a 12 month period for each parcel of Real Property Collateral; and (iv) insurance for such other risks as Foothill may require. Replacement costs, at Foothill's option, may be re-determined by an insurance appraiser, satisfactory to Foothill, not more frequently than once every 12 months at Borrower's expense.

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                           (c) All such policies of insurance shall be in such
         form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All insurance required herein shall be written by companies which are authorized to do insurance business in the State of California. All hazard insurance and such other insurance as Foothill shall specify, shall contain a Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill as loss payee thereof, as its interests may appear, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days' prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Foothill pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Borrower shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

                           (d) Each Obligor shall give Foothill prompt notice of any loss or damage to its properties and assets by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquake, elevator collision, and other risks included under an "extended coverage" endorsement covered by such insurance. Upon the occurrence and during the continuance of an Event of Default, Foothill shall have the exclusive right to adjust all losses payable under the applicable insurance policies without any liability to any Obligor whatsoever in respect of such adjustments. Any monies received as payment for any loss or damage to their properties and assets by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquake, elevator collision, and other risks included under an "extended coverage" endorsement under the applicable insurance policy (exclusive of any casualty loss wherein the insurance proceeds are less than $100,000), shall be paid over to Foothill, and Borrower shall have the right to designate in writing to Foothill within 30 days of such payment whether such payment shall be (i) applied to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect (together with a commensurate reduction of the Maximum Revolving Amount), or (ii) disbursed to Borrower under staged payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations and subject to the conditions set forth in this Section 6.10(d). In the event Foothill fails to receive timely such written designation or the conditions set forth in the following sentence are not satisfied, the payment shall be applied in the manner set forth in clause (i) of the immediately preceding sentence. If Borrower elects to cause Foothill to disburse any monies received as payment for any loss pursuant to this Section 6.10(d), Foothill only shall be obligated to disburse such money for the repair, replacement, or restoration of the affected property or assets if all of the following conditions are satisfied: (A) no Default or Event of Default has occurred and is continuing or would result from the disbursement or application of such monies; (B) Borrower has cash, cash equivalents, borrowing availability under Section 2.1 and/or business interruption insurance proceeds in amounts sufficient, in Foothill's reasonable judgment, to ensure that Borrower

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         will be able to make payment as and when due of each of its Obligations that will be payable during the period of such repair, replacement, or restoration; (C) Foothill is reasonably satisfied that the amount of such cash, cash equivalents, borrowing availability, and/or insurance proceeds will be sufficient fully to repair, replace, or restore the affected property or assets; (D) construction, completion of the repair, replacement or restoration of the affected property or assets shall be completed in accordance with plans, specifications, and drawings submitted to and approved by Foothill, which approval shall not be unreasonably withheld or delayed; and (E) all construction and completion of the repair, replacement, or restoration shall be effected with reasonable promptness and shall be of a value (the "Replaced Value") (i) at least equal to the replacement value (the "Destroyed Value") of such items of property destroyed or condemned prior to such destruction or condemnation, or (ii) of a value less than the Destroyed Value so long as the difference between the Destroyed Value and the Replaced Value is applied to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect (together with a commensurate reduction of the Maximum Revolving Amount). All monies paid by Borrower to Foothill pursuant to this Section 6.10(d) may be commingled with other funds of Foothill and will not bear interest pending disbursement hereunder. Upon the occurrence and during the continuance of an Event of Default, Foothill shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Foothill shall determine.

                           (e) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Foothill is included thereon as named insured with the loss payable to Foothill under a standard 438BFU (NS) Mortgagee endorsement, or its local equivalent. Borrower immediately shall notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Foothill.

                           f. The following is added as a new Section 6.17 to
the Loan Agreement:

                           Section 6.17 Projections. Not later than 30 days prior to the end of each fiscal year of Borrower, deliver to Foothill Projections of Borrower, in form and substance (including as to scope and underlying assumptions) satisfactory to Foothill in its discretion, for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower during the period covered thereby.

                           g. Section 7.19 of the Loan Agreement is hereby
amended and restated in its entirety to read as follows:

                           Section 7.19  Financial Covenants.  Fail to:

                           (a) Minimum Aggregate Store Contribution. Maintain Aggregate Store Contribution of (1) as of the end of each of the first 12 months following the Closing Date in an amount equal to or greater than $5,000,000, minus the lesser of (i) the Add-Back Credit or (ii) $1,000,000, and (2) thereafter, equal to or greater than $5,000,000, in each case measured as of the end of each calendar month on a trailing 12 month basis.

                           (b) Minimum Adjusted Store EBITDA. Achieve Adjusted Store EBITDA of not less than the amount shown below for the period corresponding thereto:


                                                     Minimum Adjusted
           Period                                      Store EBITDA
           ------                                      ------------
Month ending January 31, 1999                           $2,765,000
Month ending February 28, 1999                          $3,327,000
Month ending March 31, 1999                             $3,636,000
Month ending April 30, 1999                             $2,298,000
Month ending May 31, 1999                               $1,497,000
Month ending June 30, 1999                              $1,984,000
Month ending July 31, 1999                              $1,471,000
Month ending August 31, 1999                            $1,844,000
Month ending September 30, 1999                           $365,000
Month ending October 31, 1999                             $961,000
Month ending November 30, 1999                          $1,843,000
Month ending December 31, 1999                            $425,000

                           For each calendar month thereafter during each of Borrower's fiscal years, Foothill shall establish, in its reasonable credit judgment, Minimum Adjusted Store EBITDA for each such calendar month during such fiscal year based upon the Projections for such fiscal year delivered pursuant to Section 6.17.

                           (c) Minimum Adjusted EBITDA. Achieve Adjusted EBITDA of not less than the amount shown below for the period corresponding thereto:


                                                      Minimum Adjusted
           Period                                          EBITDA
           ------                                          ------
Quarter ending December 31, 1998                        ($9,250,000)
Month ending January 31, 1999                              $600,000
Month ending February 28, 1999                           $1,250,000
Month ending March 31, 1999                              $1,864,000
Month ending April 30, 1999                                $196,000
Month ending May 31, 1999                                 ($316,000)
Month ending June 30, 1999                                ($241,000)
Month ending July 31, 1999                                ($641,000)
Month ending August 31, 1999                              ($175,000)
Month ending September 30, 1999                         ($1,634,000)
Month ending October 31, 1999                           ($1,377,000)
Month ending November 30, 1999                            ($372,000)
Month ending December 31, 1999                          ($1,521,000)

                           For each calendar month thereafter during each of Borrower's fiscal years, Foothill shall establish, in its reasonable credit judgment, Minimum Adjusted EBITDA for each such calendar month during such fiscal year based upon the Projections for such fiscal year delivered to Foothill pursuant to Section 6.17.

                           h. Section 8.2 of the Loan Agreement is hereby
amended and restated in its entirety to read as follows:

                           8.2 (a) If any Obligor fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement applicable to such Obligor contained in Sections 6.1 (Accounting System), 6.2 (Collateral Reporting), 6.3 (Financial Statements, Reports, Certificates), 6.4 (Tax Returns), 6.7 (Title to Equipment),
         6.8 (Maintenance of Equipment), 6.12 (Location of Equipment), 6.13 (Compliance with Laws), 6.14 (Employee Benefits), or 6.15 (Leases) of this Agreement and such failure continues for a period of 30 days; (b) so long as no Event of Default shall have occurred and be continuing, if any Obligor fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement applicable to such Obligor contained in Section 7.19 (Financial Covenants), and such Obligor fails to deliver to Foothill within 60 days after such failure a detailed written plan, in form and substance satisfactory to Foothill in its sole discretion, for remedying such failure, including a set of Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Foothill in its sole and absolute discretion, for the next succeeding 12 months on a month by month basis; or (c) if any Obligor fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement applicable to such Obligor contained in this Agreement (including, upon the occurrence and during the continuance of an Event of Default, under Section 7.19, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this Section 8 shall govern); provided that, during any period of time that any such failure or neglect of any Obligor referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, Foothill shall be relieved of its obligation to extend credit hereunder;

                           i. Section 9.1(f) of the Loan Agreement hereby is
amended and restated in its entirety to read as follows:

                  (f) Without notice to or demand upon any Obligor or any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Foothill so requires, and to make the Personal Property Collateral available to Foothill as Foothill may designate. Borrower authorizes Foothill to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

                           j. Section 9.1(i), (j), and (k) of the Loan Agreement
hereby are amended and restated in their entirety to read as follows:

                           (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Foothill is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

                           (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                           (k) Foothill shall give notice of the disposition of the Collateral as follows:

                                    (1) Foothill shall give Borrower and each
                  holder of a security interest in the Personal Property Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                                    (2) The notice shall be personally delivered
                  or mailed, postage prepaid, to Borrower as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Foothill;

                                    (3) If the sale is to be a public sale,
                  Foothill also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                           k. Section 9.1(m) of the Loan Agreement hereby is
amended and restated in its entirety to read as follows:

                           (m) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower.

                           l. The Loan Agreement hereby is amended by attaching
thereto, Schedule R-1, attached hereto and incorporated herein by this reference.

                  2. Representations and Warranties. Borrower hereby represents and warrants to Foothill that (a) the execution, delivery and performance of this Amendment and of the Agreement, as amended by this Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) this Amendment and the Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms.

                  3. Conditions Precedent to Amendment. The satisfaction of each of the following, on or before December 18, 1998, unless waived or deferred by Foothill in its sole discretion, shall constitute conditions precedent to the effectiveness of this Amendment:

                           a. Foothill shall have received each of the following
documents, in form and substance satisfactory to Foothill and its counsel, duty executed, and each such document shall be in full force and effect:

                               (i)  this Amendment; and

                               (ii) the Reaffirmation and Consent (as
hereinafter defined).

                           b. The representations and warranties in this
Amendment, the Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

                           c. No Event of Default or event which with the giving
of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

                           d. Foothill shall have received a modification fee of
$40,000, which fee is earned in full by Foothill and non-refundable when paid;
and

                           e. All other documents and legal matters in
connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

                  4. Conditions Subsequent. As conditions subsequent to the effectiveness of this Amendment, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                           a. On or before January 31, 1999, Foothill shall have
received, in each case with respect to the Dallas County Real Property, (i) an appraisal satisfactory to Foothill, (ii) a Mortgage, duly executed and in full force and effect, (iii) a Mortgage Policy assuring Foothill that the Mortgage thereon is a valid and enforceable first priority mortgage Lien thereon free and clear of all defects and encumbrances except Permitted Liens, and (iv) a phase-I environmental report and a real estate survey (the environmental consultants and surveyors retained for such reports or surveys, the scope of the reports or surveys, and the results thereof shall be acceptable to Foothill in its sole discretion);

                           b. On or before January 31, 1999, Foothill shall have
received (i) evidence, reasonably satisfactory to Foothill, of the consummation of the sale of the Fort Bend County Real Property, or (ii) in each case, with respect to Fort Bend County Real Property (A) an appraisal satisfactory to Foothill, (B) a Mortgages, duly executed and in full force and effect, (C) a Mortgage Policy assuring Foothill that the Mortgages on the Fort Bend County Real Property Collateral are valid and enforceable first priority mortgage Liens on the Fort Bend Country Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and (D) a phase-I environmental report and a real estate survey (the environmental consultants and surveyors retained for such reports or surveys, the scope of the reports or surveys, and the results thereof shall be acceptable to Foothill in its sole discretion); and

                           c. On or before January 31, 1999, Foothill shall have
received an opinion of Borrower's counsel with respect to Borrower's execution, delivery, and performance of this Amendment and the Mortgages, in form and substance satisfactory to Foothill in its sole discretion.

                  5. Reaffirmation and Consent. Concurrently herewith, Borrower shall cause each current Guarantor to execute and deliver to Foothill the Reaffirmation and Consent attached hereto as Exhibit "A" (the "Reaffirmation and Consent").

                  6. Further Assurances. Borrower shall execute and deliver all agreements, documents and instruments, in form and substance satisfactory to Foothill, and take all actions as Foothill reasonably may request from time to time fully to consummate the transactions contemplated under this Amendment and the Agreement, as amended by this Amendment.

                  7. Effect on Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of any right, power, or remedy of Foothill under the Agreement, as in effect prior to the date hereof.

                  8. Consent to Sale of Fort Bend County Real Property. Nothing contained herein or in the Agreement, as amended hereby, to the contrary notwithstanding, Foothill hereby consents to the sale of the Fort Bend County Real Property. The parties hereto understand, and hereby agree, that upon the consummation of such sale, the Adjusted Value of the Fort Bend County Real Property shall by $0.00.

                  9. Miscellaneous.

                           a. Upon the effectiveness of this Amendment, each
reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

                           b. Upon the effectiveness of this Amendment, each
reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

                           c. This Amendment shall be governed by and construed
in accordance with the laws of the State of New York.

                           d. This Amendment may be executed in any number of
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

                           [Signature page to follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                        DISCOVERY ZONE, INC.,
                                        a Delaware corporation


                                        By       /s/ Robert Rooney
                                           -----------------------------------
                                        Title:   Senior Vice President and CFO


                                        FOOTHILL CAPITAL CORPORATION.
                                        a California corporation


                                        By       /s/ Scott Ryan
                                           -----------------------------------
                                        Title:   AVP

                                   EXHIBIT R-1

                            REAL PROPERTY COLLATERAL


That certain tract of land owned by Borrower in the City of Dallas, Dallas County, Texas, a part of the Robert Wilburn Survey, Abstract No. 1580, and being all of Lot 2B, Block 2/8708, Prestonwood Towers, an addition to the City of Dallas according to the replat of Lot 2, Block 2/8708 of Prestonwood Towers recorded in Volume 92208, Page 3668, Dallas County Map Records.

That certain parcel of Real Property owned by the Borrower consisting of Reserve "G" of Creekside at Town Center, a subdivision of Fort Bend County, Texas, according to the map or plat thereof recorded under Slide Number 1281/B of the Plat Records of Fort Bend County, Texas.

                                    EXHIBIT A

                            Reaffirmation and Consent


                  All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Amendment Number Two to Loan and Security Agreement dated as of December 18, 1998 (the "Amendment"). Each of the undersigned hereby (a) represents and warrants to Foothill that the execution, delivery, and performance of this Reaffirmation and Consent are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the amendment of the Agreement by the Amendment; (c) acknowledges and reaffirms its obligations owing to Foothill under the Guaranty and any other Loan Documents to which it is a party; and (d) agrees that each of the Guaranty and any other Loan Documents to which it is a party is and shall remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that Foothill has no obligations to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. This Reaffirmation and Consent may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Reaffirmation and Consent. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of New York, as more fully set forth in Section 20 of the Guaranty.

                           [Signature page to follow.]

                        DISCOVERY ZONE (CANADA) LIMITED,
                a corporation organized under the laws of Canada


                                        By:      /s/ Robert Rooney
                                           -----------------------------------
                                        Title:   Vice President



                                        DISCOVERY ZONE (PUERTO RICO), INC.,
                                        a Puerto Rico corporation


                                        By:      /s/ Robert Rooney
                                           -----------------------------------
                                        Title:   Vice President



                                        DISCOVERY ZONE LICENSING, INC.,
                                        a Nevada corporation


                                        By:      /s/ Robert Rooney
                                           -----------------------------------
                                        Title:   Vice President


                                        2